  Exhibit 99.1
HOTAPP BLOCKCHAIN INC. (FORMERLY KNOWN AS HOTAPP INTERNATIONAL, INC.)
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

On January 14, 2019, HotApp Blockchain Inc. (the “Company”) completed the sale of its subsidiary HotApps Information Technology Co. Ltd., also known as Guangzhou HotApps Technology Ltd. (“Guangzhou HotApps”) to DSS Asia Limited, and DSS Asia Limited assumed certain related liabilities (the “Transaction”). The following unaudited pro forma consolidated financial information is based on the Company’s historical consolidated financial statements adjusted to give the effect of the Transaction.

The Unaudited Pro Forma Consolidated Balance sheet as of September 30, 2018 is presented as if the Transaction occurred on September 30, 2018. The Unaudited Pro Forma Consolidated Statement of Operations and Comprehensive Loss for the nine months ended September 30, 2018 and for the year ended December 31, 2017 are presented as if the Transaction occurred January 1, 2017.

The pro forma consolidated financial statements are based on information currently available including certain assumptions and adjustments that the Company believes are reasonable. They are presented for informational purposes only and do not necessarily represent what our financial position and results of operations would have been if the Transaction occurred on the dates above, or to project our financial performance for any future period. The unaudited pro forma consolidated financial information and the related notes should be read in conjunction with the Company’s audited financial statements and the notes thereto included in the Company’s Annual Report on Form 10-K for the year-ended December 31, 2017 and the Company’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2018.

HOTAPP BLOCKCHAIN INC. (FORMERLY KNOWN AS HOTAPP INTERNATIONAL, INC.)
UNAUDITED PROFORMA CONSOLIDATED BALANCE SHEET
(EXCEPT SHARE AMOUNTS AND PAR VALUE) AS OF SEPTEMBER 30, 2018

	HotApp Blockchain Inc. As Reported	Guangzhou HotApps	Pro Forma Adjustments	Pro Forma HotApp Blockchain Inc.
ASSETS

CURRENT ASSETS:
Cash	$74,311	$(7,399)	$-	$66,912
Accounts receivable-related parties	39,427	-	100,000[a]	139,427
Accounts receivable-trade	13,133	(2,913)	-	10,220
Prepaid expenses	3,870	-	-	3,870
Deposit and other receivable	13,234	(5,058)	-	8,176
TOTAL CURRENT ASSETS	143,975	(15,370)	100,000	228,605

Fixed assets, net	10,633	(2,320)	-	8,313
TOTAL ASSETS	$154,608	$(17,690)	$100,000	$236,918

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$200,198	$(164,485)	$-	$35,713
Accrued taxes and franchise fees	7,742	-	-	7,742
Amount due to related parties	987,206	-	-	987,206
TOTAL CURRENT LIABILITIES	1,195,146	(164,485)	-	1,030,661

TOTAL LIABILITIES	1,195,146	(164,485)	-	1,030,661

STOCKHOLDERS' (DEFICIT):
Preferred stock	-			-
Common stock	50,690	-	-	50,690
Accumulated other comprehensive loss	(198,836)	-	-	(198,836)
Additional paid-in capital	4,604,191	-	-	4,604,191
Accumulated deficit	(5,496,583)	146,795	100,000	(5,249,788)
TOTAL STOCKHOLDERS' DEFICIT	(1,040,538)	146,795	100,000	(793,743)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$154,608	$(17,690)	$100,000	$236,918

See accompanying notes to the Unaudited Pro Forma Consolidated Financial Information.

HOTAPP BLOCKCHAIN INC. (FORMERLY KNOWN AS HOTAPP INTERNATIONAL, INC.)
UNAUDITED PROFORMA CONSOLIDATED STATEMENTS OF OPERATIONS AND
COMPREHENSIVE LOSS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018

	Historical HotApp Blockchain Inc. Reported	Pro Forma Adjustments [b]	Pro Forma HotApp Blockchain Inc.

Revenues	$142,952	(7,437)	135,515

Cost of revenues	78,707	(4,596)	74,111

Gross profit	$64,245	$(2,841)	$61,404

Research and product development, general and administrative expenses	375,396	(74,402)	300,994

(Loss) from operations	(311,151)	71,561	(239,590)

Other income (expenses), net	(58,468)	8,702	(49,766)

Loss before taxes	(369,619)	80,263	(289,356)

Income tax provision	-	-	-

Net loss applicable to common shareholders	$(369,619)	$80,263	$(289,356)

Other Comprehensive Income Loss	90,562	-	90,562

Total comprehensive loss	$(279,057)	$80,263	$(198,794)

See accompanying notes to the Unaudited Pro Forma Consolidated Financial Information.

HOTAPP BLOCKCHAIN INC. (FORMERLY KNOWN AS HOTAPP INTERNATIONAL, INC.)
UNAUDITED PROFORMA CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS FOR THE YEAR ENDED DECEMBER, 2017

	Historical HotApp Blockchain Inc. Reported	Pro Forma Adjustments [b]	Pro Forma HotApp Blockchain Inc.

Revenues	$247,989	(50,916)	197,073

Cost of revenues	81,516	(13,964)	67,552

Gross profit	$166,473	$(36,952)	$129,521

Research and product development, general and administrative expenses	841,204	(253,146)	588,058

(Loss) from operations	(674,731)	216,194	(458,537)

Other income (expenses), net	176,743	4,824	181,567

Loss before taxes	(497,988)	221,018	(276,970)

Income tax provision	-	-	-

Net loss applicable to common shareholders	$(497,988)	$221,018	$(276,970)

Other comprehensive Income Loss	(216,068)	-	(216,068)

Total comprehensive loss	$(714,056)	$221,018	$(493,038)

See accompanying notes to the Unaudited Pro Forma Consolidated Financial Information.

Note 1. Basis of Presentation
The following notes relate to the pro forma adjustments included in the Unaudited Pro forma Consolidated Balance Sheet for September 30, 2018, which is presented as if the Transaction occurred on September 30, 2018, and the Unaudited Pro Forma Consolidated Statement of Operations and Comprehensive Loss for the year ended December 31, 2017, which are presented as if the Transaction occurred January 1, 2017.
(a)
This adjustment represents the consideration of $100,000 from the disposal of a subsidiary, Guangzhou HotApps, to DSS Asia Limited.
(b)
These adjustments represent the elimination of the historical results of Guangzhou HotApps sold to DSS Asia Limited.